AMENDMENT NO. 1
TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
THIS AMENDMENT NO. 1 to the SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment”) is dated December 22, 2005, by and among PETROQUEST ENERGY, L.L.C., a Louisiana limited liability company (“Borrower”); JPMORGAN CHASE BANK, N.A. (individually as a lender and as agent, “Agent”); each of the Guarantors set forth on the signature pages hereto and the financial institutions set forth on the signature pages hereto, (“Lenders”).
R E C I T A L S:
     WHEREAS, Borrower, PetroQuest Energy, Inc., a Delaware corporation (“Parent”), Agent, Calyon New York Branch, as Syndication Agent; J.P. Morgan Securities, Inc., as Sole Lead Arranger and Sole Book Runner, and the Lenders have entered into a Second Amended and Restated Credit Agreement dated November 18, 2005 (as the same may have been and may hereafter be amended from time to time, the “Credit Agreement”), pursuant to which Borrower amended and restated a previously existing credit facility dated May 13, 2003; and
     WHEREAS, Borrower, Parent, Agent and the Lenders desire to amend the Credit Agreement as herein set forth.
     NOW THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Definitions. Unless the context hereof indicates otherwise, all capitalized terms used herein shall have the same meaning as such capitalized terms are defined in the Credit Agreement.
     2. Amendments to the Credit Agreement. The Credit Agreement is, subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended as follows:
          (a) Section 2.2.1, Borrowing Base, of the Credit Agreement is hereby amended by deleting the section in its entirety and substituting the following:
     “2.2.1 Until the date as of which the Borrowing Base is next redetermined pursuant to Section 2.2.2, the Borrowing Base shall be $40,000,000, as reduced by Section 2.2.5.”
          (b) Section 6.28.1, Debt Coverage Ratio, of the Credit Agreement is hereby amended by deleting the section in its entirety and substituting the following:
     “6.28.1 Debt Coverage Ratio. The Borrower will not permit the ratio of (A) Consolidated Indebtedness to (B) annualized Consolidated EBITDDA,

determined on a rolling four quarter basis (and taking into account, on a proforma basis, the revenues and expenses attributable to any Oil and Gas Properties acquired during the rolling four quarter period and deducting any revenues and expenses attributable to Oil & Gas Properties disposed of during such period) to be greater than 3.00 to 1.00.”
     3. Conditions Precedent to Effectiveness of Amendment. This Amendment shall become effective when, and only when, each of the conditions below has been complied with to the satisfaction of the Agent and the Lenders and the documents required below have been delivered to the Agent and the Lenders:
     (a) Counterparts of this Amendment duly executed by Borrower, Guarantors and Lenders;
     (b) A copy of the resolutions approving this Amendment, and authorizing the transactions contemplated herein duly adopted by the Managers of Borrower, accompanied by a certificate of the duly authorized Secretary of Borrower, certifying that such copy is a true and correct copy of the resolutions duly adopted by the Managers of Borrower, and that such resolutions constitute all the resolutions adopted with respect to such transactions, and have not been amended, modified or revoked in any respect and are in full force and effect as of the date hereof;
     (c) A copy of the resolutions approving this Amendment, and authorizing the transactions contemplated herein duly adopted by the Board of Directors or Members of each Guarantor, as the case may be, accompanied by a certificate of the duly authorized Secretary of such Guarantor, certifying that such copy is a true and correct copy of the resolutions duly adopted by the Board of Directors or Members of such Guarantor, and that such resolutions constitute all the resolutions adopted with respect to such transactions, and have not been amended, modified or revoked in any respect and are in full force and effect as of the date hereof;
     (d) There shall not have been, in the sole judgment of Lenders, any material adverse change in the financial condition, business or operations of Borrower or any Guarantor;
     (e) Payment of all fees required to be paid to the Lenders in connection with this Amendment;
     (f) Payment by Borrower of the fees and expenses of counsel to Lenders in connection with the preparation and negotiation of this Amendment and all documents and instruments contemplated hereby; and
     (g) The execution and delivery of such additional documents and instruments which the Agent and its counsel may deem necessary to effectuate this Amendment or any document executed and delivered to Lenders in connection herewith or therewith.

     4. Representations and Warranties of Borrower. Borrower represents and warrants as follows:
     (a) Borrower and Guarantors are each duly authorized and empowered to execute, deliver and perform this Amendment and all other instruments referred to or mentioned herein to which it is a party, and all action on its part requisite for the due execution, delivery and the performance of this Amendment has been duly and effectively taken. This Amendment, when executed and delivered, will constitute valid and binding obligations of Borrower and Guarantors, as the case may be, enforceable against such party in accordance with its terms. This Amendment does not violate any provisions of the Articles of Organization or limited liability agreement of Borrower, the Certificate of Incorporation or By-Laws of any Guarantor, or any contract, agreement, law or regulation to which Borrower or Guarantors are subject, and does not require the consent or approval of any regulatory authority or governmental body of the United States or any state;
     (b) After giving affect to this Amendment, the representations and warranties contained in the Credit Agreement, as amended hereby, and any other Loan Document executed in connection herewith or therewith, are true, correct and complete on and as of the date hereof as though made on and as of the date hereof; and
     (c) After giving affect to this Amendment, no event has occurred and is continuing which constitutes a Default or Unmatured Default.
     5. Reference to and Effect on the Loan Documents.
     (a) Upon the satisfaction of the conditions contained in Section 3 hereof each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference in the Loan Documents shall mean and be a reference to the Credit Agreement as amended hereby.
     (b) Except as specifically amended above, the Credit Agreement, the Notes, and all other instruments securing or guaranteeing Borrower’s obligations to Lenders, including the Collateral Documents, as amended (collectively, the “Security Instruments”), shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Security Instruments and all collateral described therein do and shall continue to secure the payment of all obligations of Borrower and Guarantors under the Credit Agreement, as amended hereby, and the Notes, and under the other Security Instruments.
     (c) Each of the Guarantors hereby expressly (i) acknowledges the terms of this Amendment; (ii) ratifies and affirms its obligations under its Guaranty Agreement dated November 18, 2005, in favor of the Agent and the Lenders; (iii) acknowledges, renews and extends its continued liability under its Guaranty Agreement and agrees that its Guaranty Agreement remains in full force and effect; and (iv) guarantees to the Agent and the Lenders to promptly pay when due all amounts owing or to be owing by it under its Guaranty Agreement pursuant to the terms and conditions thereof.

     (d) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under any of the Security Instruments, nor constitute a waiver of any provision of any of the Security Instruments.
     6. Waiver. As additional consideration for the execution, delivery and performance of this Amendment by the parties hereto and to induce Lenders to enter into this Amendment, Borrower and Guarantors each warrants and represents to Lenders that, to the knowledge of Borrower and Guarantors, no facts, events, statuses or conditions exist or have existed which, either now or with the passage of time or giving of notice, or both, constitute or will constitute a basis for any claim or cause of action against Lenders or any defense to (i) the payment of any obligations and indebtedness under the Notes and/or the Security Instruments, or (ii) the performance of any of its obligations with respect to the Notes and/or the Security Instruments, and in the event any such facts, events, statuses or conditions exist or have existed, Borrower and Guarantors each unconditionally and irrevocably waive any and all claims and causes of action against Lenders and any defenses to its payment and performance obligations in respect to the Notes and the Security Instruments arising prior to the date of this Amendment.
     7. Costs and Expenses. Borrower agrees to pay on demand all costs and expenses of Lenders in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for Lenders. In addition, Borrower shall pay any and all fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such fees.
     8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.
     9. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.
     10. Final Agreement. THIS WRITTEN AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed in multiple counterparts, each of which is an original instrument for all purposes, all as of the day and year first above written.

“Borrower” PETROQUEST ENERGY, L.L.C.
By:	PetroQuest Energy Inc., its sole member

By:	/s/ Michael O. Aldridge
Michael O. Aldridge
Chief Financial Officer

“Guarantors” PETROQUEST ENERGY, INC.
By:	/s/ Michael O. Aldridge
Michael O. Aldridge
Chief Financial Officer

PITTRANS, INC.
By:	/s/ Michael O. Aldridge
Michael O. Aldridge, Chief Financial Officer

TDC ENERGY, LLC
By:	/s/ Michael O. Aldridge
Chief Financial Officer

“Lenders” JPMORGAN CHASE BANK, N.A., As the Agent, a Lender and LC Issuer
By:	/s/ Jo Linda Papadakis
Jo Linda Papadakis, Vice President

CALYON NEW YORK BRANCH, As a Lender and as Syndication Agent
By:	/s/ Darrell Stanley
	Name:	Darrell Stanley
	Title:	Director

By:	/s/ Michael Willis
	Name:	Michael Willis
	Title:	Vice President

MACQUARIE BANK LIMITED, As a Lender
By:	/s/ Clive Stocker
	Name:	Clive Stocker
	Title:	Associate Director

By:	/s/ Thomas Cullinan
	Name:	Thomas Cullinan
	Title:	Attorney